UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2021

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207. 556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

JPMorgan Fourth Amended and Restated Credit Agreement

On December 9, 2021, IDEXX Laboratories, Inc. (the “Company”), with IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX B.V., IDEXX Laboratories B.V., and IDEXX Laboratories GmbH, each a wholly-owned subsidiary (whether directly or indirectly held) of the Company (collectively, the “Borrowers”), entered into a fourth amended and restated credit agreement relating to a five-year unsecured revolving credit facility (the “Credit Agreement”) in the principal amount of $1 billion, among the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement

The Credit Agreement amends and restates that certain third amended and restated credit agreement dated as of April 14, 2020 (the “Prior Credit Agreement”) (which provided for a $1 billion three-year unsecured revolving credit facility) to (i) extend the maturity to December 9, 2026, (ii) retain the aggregate commitments available for borrowing by the Borrowers to $1 billion with the option to increase the aggregate commitments by $250 million, for an aggregate maximum of up to $1.250 billion, subject to the Borrowers obtaining commitments from existing or new lenders and satisfying other conditions specified in the Credit Agreement, (iii) add IDEXX Laboratories B.V. and IDEXX Laboratories GmbH, as Borrowers, (iv) add mechanics relating to the usage of interest rate benchmarks other than (but still including) LIBOR and (v) lower the applicable interest rate margins for borrowings.

Borrowings under the Credit Agreement may be used for the general corporate purposes of the Company and its subsidiaries. Borrowings under the Credit Agreement bear interest at a rate equal to, in each case at the Company’s option, (1) for borrowings in United States Dollars, either (a) a base rate, determined as the greatest of (i) the Prime Rate, (ii) the NYFRB Rate plus 0.50% and (iii) the Adjusted LIBOR Rate for a one-month Interest Period plus 1% (but no less than 1%) plus a margin ranging from 0.0% to 0.375% based on the Company’s consolidated leverage ratio, or (b) an adjusted LIBOR Rate determined as the rate administered by ICE Benchmark Administration (or a successor thereto) for a period equal in length to that which appears on Reuters Screen LIBOR01 or LIBOR02 Page as of 11 a.m. London time on the Quotation Day for such Interest Period multiplied by a statutory reserve rate, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (2) for borrowings in Canadian Dollars, either (a) a base rate determined as the greater of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on the Quotation Day and (ii) the sum of the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the CDOR page of the Refinitiv screen plus 1% (but no less than 1%), plus a margin ranging from 0.0% to 0.375% based on the Company’s consolidated leverage ratio (which rate shall be available for swingline borrowings only), or (b) the sum of the average rate for bankers acceptances with a term equal in length to such Interest Period as displayed on CDOR page of the Refinitiv screen, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (3) for borrowings in Euros, the percentage per annum displayed on the EURIBOR or other applicable page of the Thomson Reuters screen, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (4) for borrowings in Australian Dollars, the average bid rate on Reuters Screen BBSY Page for bills of exchange having a term equal to the length of such Interest Period, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio and (5) for borrowings in alternative currencies (other than United States Dollars, Canadian Dollars, Euros and Australian Dollars), the LIBOR Rate appearing on Reuters Screen LIBOR02 Page for such currency for such Interest Period (or if applicable, the Sterling Overnight Index Average, the Swiss Average Rate

Overnight, including applicable credit spread adjustments, or as otherwise specified in the Credit Agreement), plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio; in each case for the foregoing, until an applicable benchmark replacement (including Term SOFR), if any, has been determined in accordance with provisions specified in the Credit Agreement, and then at the indicated benchmark rate and including any applicable benchmark spread, in each case as determined as specified in the Credit Agreement.

The Company has agreed to pay a quarterly commitment fee on the unused commitments available for borrowing, ranging from 0.075% to 0.250% based on the Company’s consolidated leverage ratio. The Company has agreed to pay letter of credit fees calculated at the same rate as Term Benchmark revolving loans and issuance fees in connection with letters of credit. The Company has also agreed to pay certain other fees, costs and expenses to the arrangers, lenders and agents in connection with the Credit Agreement.

The obligations of the Borrowers and any other parties who are subsequently designated as borrowers pursuant to the terms of the Credit Agreement are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc. and OPTI Medical Systems, Inc. If the Company creates or acquires a material U.S. subsidiary, or if any existing U.S. subsidiary becomes a material subsidiary, each such material U.S. subsidiary will be required to execute a guaranty agreement.

The obligations of the Company and any other borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

JPMorgan Fourth Amended and Restated Credit Agreement

The disclosure under Item 1.01 is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Fourth Amended and Restated Credit Agreement, dated as of December 9, 2021, among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX B.V., IDEXX Laboratories B.V., and IDEXX Laboratories GmbH, as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: December 9, 2021	By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President, Chief Financial Officer and Treasurer